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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation, a Delaware corporation (the "Company") on Form S-8 of our report dated February 4, 1997, on the supplementally combined financial statements of Edge Petroleum Corporation, a Texas corporation, and of our report dated December 3, 1996 on the balance sheet of the Company, both appearing in the Company's prospectus, dated February 25, 1997 and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas
February 27, 1997